Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2019

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	1867 Capital-1, LLC	Nebraska	Direct Subsidiary	100.0%
2	1867-C2, LLC	Nebraska	Indirect Subsidiary	100.0%
3	1867-Excelsior, LLC	Nebraska	Indirect Subsidiary	100.0%
4	1867-NY1, LLC	Nebraska	Indirect Subsidiary	100.0%
5	1867-RP, LLC	Nebraska	Indirect Subsidiary	100.0%
6	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100.0%
7	ACM F Acquisition, LLC	Nebraska	Indirect Subsidiary	100.0%
8	Community Development Opportunity Fund III, LLC	Nebraska	Indirect Subsidiary	100.0%
9	Community Development Opportunity Fund IV, LLC	Nebraska	Indirect Subsidiary	100.0%
10	Education Funding Capital I, LLC	Delaware	Indirect Subsidiary	100.0%
11	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100.0%
12	FACTS Education Corporation	Nebraska	Indirect Subsidiary	100.0%
13	FACTS Education Solutions, LLC (Previously known as Mind Streams Education, LLC)	Arizona	Indirect Subsidiary	100.0%
14	FACTS Management AUS Pty Ltd.	Australia	Indirect Subsidiary	100.0%
15	First National Life Insurance Company of the USA	Nebraska	Indirect Subsidiary	100.0%
16	FM Systems, LLC d/b/a Tuition Management Systems, LLC	Delaware	Indirect Subsidiary	100.0%
17	FP Sacramento, LLC	Nebraska	Indirect Subsidiary	100.0%
18	Great Lakes Educational Loan Services, Inc.	Wisconsin	Indirect Subsidiary	100.0%
19	GreatNet Solutions, LLC	Nebraska	Indirect Subsidiary	100.0%
20	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100.0%
21	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100.0%
22	Municipal Tax Property, LLC	Nebraska	Indirect Subsidiary	100.0%
23	National Education Loan Network, Inc.	Nebraska	Direct Subsidiary	100.0%
24	Nelnet Academic Services, LLC (f/k/a Nelnet Mentor, LLC)	Nebraska	Direct Subsidiary	100.0%
25	Nelnet Bank, Inc.	Utah	Direct Subsidiary	100.0%
26	Nelnet Business Solutions - Canada, Inc. (f/k/a Nelnet Canada, Inc.)	Canada	Indirect Subsidiary	100.0%
27	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (dba FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100.0%
28	Nelnet Captive Insurance Company, Inc.	Delaware	Direct Subsidiary	100.0%
29	Nelnet Consumer Finance, Inc.	Nebraska	Indirect Subsidiary	100.0%
30	Nelnet Diversified Solutions, LLC (formerly NLS Holding Company, LLC)	Nebraska	Direct Subsidiary	100.0%
31	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)	Nebraska	Indirect Subsidiary	100.0%
32	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100.0%
33	Nelnet Finance Corp.	Nebraska	Indirect Subsidiary	100.0%

34		Nelnet Fund Management, LLC	Nebraska	Direct Subsidiary	100.0%
35		Nelnet Loan Acquisition Corporation	Nebraska	Indirect Subsidiary	100.0%
36		Nelnet Management Corporation-1 (formerly Nelnet Student Loan Warehouse Corporation – 1)	Nevada	Indirect Subsidiary	100.0%
37		Nelnet Private Education Loan Funding, LLC	Delaware	Indirect Subsidiary	100.0%
38		Nelnet Private Student Loan Financing Corporation	Nebraska	Indirect Subsidiary	100.0%
39	*	Nelnet Private Student Loan Warehouse-2, LLC	Delaware	Indirect Subsidiary	100.0%
40		Nelnet Private Student Loan Warehouse-I LLC	Delaware	Indirect Subsidiary	100.0%
41		Nelnet Real Estate Ventures, LLC	Nebraska	Indirect Subsidiary	100.0%
42		Nelnet Sales Co., LLC	Nebraska	Indirect Subsidiary	100.0%
43		Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100.0%
44		Nelnet Solar, LLC	Nebraska	Direct Subsidiary	100.0%
45		Nelnet Store, LLC	Nebraska	Indirect Subsidiary	100.0%
46		Nelnet Student Loan Funding II Management Corporation	Nebraska	Indirect Subsidiary	100.0%
47		Nelnet Student Loan Funding II, LLC	Delaware	Indirect Subsidiary	100.0%
48		Nelnet Student Loan Funding III, LLC	Delaware	Indirect Subsidiary	100.0%
49		Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100.0%
50		Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100.0%
51		Nelnet UNL Alliance, LLC (dba Union Financial Services, Inc.)	Nebraska	Direct Subsidiary	100.0%
52		NHELP-II, LLC	Delaware	Indirect Subsidiary	100.0%
53		NHELP-III, LLC	Delaware	Indirect Subsidiary	100.0%
54		NTS - Renweb Jamaica, Ltd	Jamaica	Indirect Subsidiary	100.0%
55		PaymentSpring, LLC	Nebraska	Indirect Subsidiary	100.0%
56		Rally Workspace, LLC	Nebraska	Indirect Subsidiary	100.0%
57		Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	100.0%
58		Wachovia Education Loan Funding LLC	Delaware	Indirect Subsidiary	100.0%
59		C2 CT Fund 1 Holdings, LLC	Delaware	Indirect Subsidiary	99.0%
60		GSPP NN Fund II, LLC	New York	Indirect Subsidiary	99.0%
61		Kearsarge NYMA MT	Massachusetts	Direct Subsidiary	99.0%
62		Nelnet B2B Services, LLC	Nebraska	Direct Subsidiary	99.0%
63		NY CSG 2 Holdings, LLC	Delaware	Indirect Subsidiary	99.0%
64		RenewProp Lessee I, LLC	Delaware	Indirect Subsidiary	99.0%
65		Virgo Charlestown NY Holdco, LLC	Delaware	Direct Subsidiary	99.0%
66		Virgo Skipjack Holdco, LLC	Delaware	Direct Subsidiary	99.0%
67		Allo Communications, LLC	Nebraska	Direct Subsidiary	98.9%
68		Allo Norfolk, LLC	Nebraska	Indirect Subsidiary	98.9%
69		Duluth Storage, LLC	Delaware	Indirect Subsidiary	95.0%
70		Norcross Storage, LLC	Delaware	Indirect Subsidiary	95.0%
71		WPC-NN Atlanta Storage, LLC	Delaware	Indirect Subsidiary	95.0%
72		WPC-NN AZSI Acquisition, LLC	Delaware	Indirect Subsidiary	95.0%
73		WPC-NN Flowing Wells, LLC	Delaware	Indirect Subsidiary	95.0%
74		WPC-NN Grand Avenue Storage, LLC	Delaware	Indirect Subsidiary	95.0%
75		WPC-NN Lake Mary Storage, LLC	Delaware	Indirect Subsidiary	95.0%
76		WPC-NN Loop 410 Storage, LLC	Delaware	Indirect Subsidiary	95.0%
77		WPC-NN Perrin Beitel Storage, LLC	Delaware	Indirect Subsidiary	95.0%

78	WPC-NN Portland Schmeer Storage, LLC	Delaware	Indirect Subsidiary	95.0%
79	1st Source Solar 2, LLC	Delaware	Direct Subsidiary	90.0%
80	1st Source Solar 3, LLC	Delaware	Direct Subsidiary	90.0%
81	1st Source Solar 5, LLC	Delaware	Direct Subsidiary	90.0%
82	Whitetail Rock Capital Management, LLC	Nebraska	Indirect Subsidiary	90.0%
83	Whitetail Rock Fund Management, LLC	Nebraska	Indirect Subsidiary	90.0%
84	Community Development Opportunity Fund I, LLC	Nebraska	Direct Subsidiary	89.4%
85	SSI MN Tranche 1, LLC	Delaware	Indirect Subsidiary	89.1%
86	Virgo KAM Holdco, LLC	Delaware	Indirect Subsidiary	89.1%
87	Wenonah Holdings, LLC	Delaware	Indirect Subsidiary	89.1%
88	WPC-NN Carlsbad Caribou Court, LLC	Delaware	Indirect Subsidiary	86.1%
89	3430 FP Drive, LP	Delaware	Indirect Subsidiary	81.7%
90	Aware3, LLC	Missouri	Direct Subsidiary	80.0%
91	Community Development Opportunity Fund II, LLC	Nebraska	Direct Subsidiary	68.9%
92	WPC-NN Chula 1-5 JV, LLC	Delaware	Indirect Subsidiary	65.0%
93	GR Partners Harvest 960, LP	Pennsylvania	Indirect Subsidiary	59.3%
94	151 Building, LLC	Nebraska	Indirect Subsidiary	50.0%
95	330-333 Building Acquisition Corporation	Nebraska	Indirect Subsidiary	50.0%
96	330-333 Building, LLC	Nebraska	Indirect Subsidiary	50.0%
97	401 Building Acquisition Corporation	Nebraska	Indirect Subsidiary	50.0%
98	401 Building LLC	Nebraska	Indirect Subsidiary	50.0%
99	4600 Innovation Drive, LLC	Nebraska	Indirect Subsidiary	50.0%
100	7200 WorldCom, LLC	Nebraska	Indirect Subsidiary	50.0%
101	Atrium Building, LLC	Nebraska	Indirect Subsidiary	50.0%
102	BenefitEd, LLC	Nebraska	Indirect Subsidiary	50.0%
103	Canopy Park, LLC	Nebraska	Indirect Subsidiary	50.0%
104	EADO, LLC	Nebraska	Indirect Subsidiary	50.0%
105	Invite Education, LLC	Delaware	Direct Subsidiary	50.0%
106	Lincoln Lodging, LLC	Nebraska	Indirect Subsidiary	50.0%
107	Lincoln Workspace, LLC	Nebraska	Indirect Subsidiary	50.0%
108	LT&T Collection LLC	Nebraska	Indirect Subsidiary	50.0%
109	Lumberworks Lofts Acquisition Corporation	Nebraska	Indirect Subsidiary	50.0%
110	Lumberworks Lofts, LLC	Nebraska	Indirect Subsidiary	50.0%
111	NGWeb Solutions, LLC	Nebraska	Indirect Subsidiary	50.0%
112	Telegraph Flats, LLC	Nebraska	Indirect Subsidiary	50.0%
113	Telegraph Lofts East, LLC	Nebraska	Indirect Subsidiary	50.0%
114	Timberline Suntree Associates, LLC	Kansas	Direct Subsidiary	50.0%
115	West Haymarket Holding Company, LLC (f/k/a 4800 NW 1st Street, LLC)	Nebraska	Indirect Subsidiary	50.0%
116	TDP Phase Three - NMTC, LLC	Nebraska	Indirect Subsidiary	25.0%
117	TDP Phase Three, LLC	Nebraska	Indirect Subsidiary	25.0%

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.

* Entity formed on January 9, 2020.